UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2012

Yahoo! Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

(408) 349-3300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2012, Yahoo! Inc. (“Yahoo!”) entered into a settlement agreement (the “Settlement Agreement”) with Third Point LLC (“Third Point”), Daniel S. Loeb, Michael J. Wolf, Harry J. Wilson and Jeffrey A. Zucker and certain other affiliates of Third Point (collectively, the “Third Point Group”) to settle the proxy contest pertaining to the election of directors to Yahoo!’s Board of Directors (the “Board”) at Yahoo!’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”). The Settlement Agreement provides, among other things:

•

Yahoo! has agreed to nominate Daniel S. Loeb, Michael J. Wolf and Harry J. Wilson for election to the Board at the 2012 Annual Meeting and, effective May 16, 2012, to appoint Messrs. Loeb, Wolf and Harry J. Wilson to the Board.

•

Yahoo! has agreed that, so long as Messrs. Loeb, Wolf and Harry J. Wilson (or their successor designated by the Third Point Group) serve on the Board, they shall have the opportunity to serve on the respective committees set forth below next to their names, subject to their fulfillment of any independence or other requirements under applicable law and the rules and regulations of the Nasdaq Global Select Market for service on such committee:

•	Mr. Loeb, to the Board’s Transactions and Strategic Planning Committee;

•	Mr. Wolf, to the Board’s Compensation and Leadership Development Committee and CEO Search Committee; and

•	Mr. Harry J. Wilson, to the Board’s Nominating and Corporate Governance Committee.

•

The Board and Mr. Loeb have agreed to engage in mutual consultations toward identifying a mutually agreeable additional director who would bring additional technological and product expertise to the Board.

•

Further, the members of the Third Point Group have agreed to observe normal and customary standstill provisions during the period beginning on the date of the Settlement Agreement until the date that is the later of the conclusion of Yahoo!’s 2013 annual meeting of stockholders and such time as none of the Third Point Nominees are members of the Board (the “Standstill Period”); provided, that the Standstill Period shall nonetheless terminate if the Board determines not to nominate any of the Third Point Nominees for election as directors at an annual meeting of stockholders following the 2012 Annual Meeting and, in such a circumstance, the Board has agreed to provide the Third Point Group with a 10-day window to comply with Yahoo!’s advance notice requirements for director nominations and to cause such annual meeting of stockholders not to be held prior to 90 days following the time the Third Point Nominees are notified they have not been so nominated. The standstill provisions provide, among other things, that the members of the Third Point Group will not:

•

collectively beneficially own more than 10% of the Voting Securities (as such term is defined in the Settlement Agreement) of Yahoo! as a result of acquiring beneficial ownership of any Voting Securities of Yahoo!;

•

engage in or in any way participate in a solicitation of proxies or consents with respect to Yahoo! or the Voting Securities or make shareholder proposals for consideration at annual meetings of stockholders;

•

without the prior approval of the Board contained in a written resolution of the Board, take certain actions with respect to any (i) tender offer or exchange offer, merger, acquisition or other business combination involving Yahoo! or any of its subsidiaries or affiliates; (ii) form of business combination or acquisition or other transaction relating to a material amount of assets or securities of Yahoo! or any of its subsidiaries or affiliates; or (iii) form of restructuring, recapitalization or similar transaction with respect to Yahoo! or any of its subsidiaries or affiliates; and/or

•

make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, Yahoo!, its officers or its directors or any person who has served as an officer or director of Yahoo!.

•

The Third Point Group has agreed to cause all Yahoo! Voting Securities beneficially owned by them to be present and voted for all of the directors nominated by the Board for election, and voted in accordance with the Board’s recommendation on all proposals brought by other shareholders of Yahoo! who are proposing one or more director nominees in opposition to one or more director nominees recommended by the Board, at all meetings of the stockholders of Yahoo! during the Standstill Period.

•

The Third Point Group has withdrawn its nomination of four candidates for election as directors of Yahoo! at the 2012 Annual Meeting and agreed to immediately cease all efforts related to their own proxy solicitation.

•	At such time as the Third Point Group and their affiliates own less than 2% of Yahoo!’s outstanding common stock, Messrs. Loeb, Wolf and Harry J. Wilson shall each resign from the Board.

•

If Messrs. Loeb, Wolf or Harry J. Wilson (or their successor designated by the Third Point Group) should be rendered unable to serve on the Board by reason of death or disability or resign from the Board other than due to Third Point Group and its affiliates’ owning less than 2% of Yahoo!’s outstanding common stock, the Third Point Group shall be entitled to designate a reasonably qualified replacement for such director, which replacement shall be entitled to the same opportunity to join committees as the director he or she replaced.

•

The Third Point Group and Yahoo! agreed to a mutual release of claims in connection with, relating to or resulting from Third Point’s efforts to replace certain members of the Board and in addition, the Third Point Group agreed to a release of claims in connection with, relating to or resulting from the hiring and termination of Scott Thompson.

•

Yahoo! has agreed to reimburse the Third Point Group for its documented expenses, fees and costs incurred in connection with, relating to or resulting from Third Point’s efforts to replace certain members of the Board, up to a maximum amount of $4 million to be paid by Yahoo!.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 99.01 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Chief Executive Officer

Effective May 12, 2012, Scott Thompson resigned as Yahoo!’s Chief Executive Officer and President, as a member of the Board, and from all other positions with Yahoo!. Yahoo! entered into a separation agreement, dated May 12, 2012 (the “Separation Agreement”), with Mr. Thompson to memorialize the parties’ mutual desire to separate employment. The Separation Agreement provides, among other things:

•	Mr. Thompson resigned from his position as Yahoo!’s Chief Executive Officer and all other positions he had with Yahoo!’s subsidiaries and affiliates, including as a director of Yahoo!.

•

Yahoo! and Mr. Thompson agreed to terminate all other agreements between them, including Mr. Thompson’s offer letter, all outstanding but not fully vested equity awards and Yahoo!’s other plans and arrangements for the benefit of employees, with no severance compensation. However, in accordance with the terms of his offer letter, Mr. Thompson retained the make-whole cash bonus previously paid to him under his offer letter and the make-whole restricted stock units that had been granted to him pursuant to his offer letter and that had already vested.

•

The parties reiterated their obligations with regard to disparagement under Mr. Thompson’s offer letter, providing that Mr. Thompson not knowingly disparage Yahoo! or its officers, directors, employees or agents in any manner likely to be harmful to their respective business, business reputation or personal reputation, and that Yahoo! instruct its Chairman, certain employees and executive officers not to knowingly disparage Mr. Thompson in any manner likely to be harmful to his business, business reputation or personal reputation other than in the good-faith performance of their duties to Yahoo! or in connection with their fiduciary duties to Yahoo! and applicable law.

•

Yahoo! and Mr. Thompson agreed to a mutual release of claims related to Mr. Thompson’s employment and other relationships with, and the termination of Mr. Thompson’s employment and other relationships with, Yahoo! and Yahoo!’s affiliates, provided, that such release by Yahoo! does not apply to any liability arising out of any intentional and wrongful act by Mr. Thompson.

•	Certain of Mr. Thompson’s obligations, such as those in relation to intellectual property and confidentiality, remained in effect.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 99.02 and incorporated herein by reference.

(b)	Appointment of Interim Chief Executive Officer

The Board appointed Ross Levinsohn, Yahoo!’s Executive Vice President and Head of Global Media, as interim Chief Executive Officer and President, effective May 13, 2012. Mr. Levinsohn has served as Yahoo!’s Executive Vice President and Head of Global Media since May 1, 2012 and will continue in this role. Mr. Levinsohn became our Executive Vice President, Americas in November 2010. He was the co-founder and managing director of Fuse Capital (formerly Velocity Interactive Group), an investment firm focused on digital media and communications, from August 2007 to October 2010. From 2000 to 2006, he served in leadership roles at News Corporation, a media and entertainment company, including as President of Fox Interactive Media, Senior Vice President and General Manager of Fox Sports Interactive Media, and Senior Vice President of News Digital Media. Currently, he also serves as a director of Freedom Communications, a media company operating newspapers and television stations. Mr. Levinsohn is 48 years old.

There are no family relationships between Mr. Levinsohn and any director or executive officer of Yahoo!, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No new compensatory arrangements were entered into with Mr. Levinsohn in connection with his appointment as interim Chief Executive Officer and President.

(c)	Changes to the Board of Directors

Effective May 13, 2012, Roy Bostock, Patti Hart, Vyomesh Joshi, Arthur Kern and Gary Wilson resigned from the Board and all other positions with Yahoo!.

In connection with the Settlement Agreement, effective May 13, 2012, the Board reduced its size from fourteen (14) to eleven (11) directors in light of the agreement to appoint Messrs. Loeb, Harry J. Wilson and Wolf to serve as directors of Yahoo!.

Item 8.01.	Other Events.

On May 13, 2012, Yahoo! and Third Point LLC issued a joint press release relating to the Settlement Agreement and board and management changes. This press release is attached as Exhibit 99.03 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board elected Alfred Amoroso to serve as non-executive Chairman of the Board. Mr. Amoroso has served as a member of our Board since February 2012.

Important Additional Information

Yahoo! has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read Yahoo!’s 2012 definitive proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Yahoo!’s 2012 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Yahoo! with the SEC in connection with its 2012 annual meeting of shareholders for no charge at the SEC’s website at www.sec.gov. Copies of the proxy materials may also be requested from Yahoo!’s proxy solicitor, Innisfree M&A Incorporated, by telephone at (877) 750-9499 (toll-free) or by email at info@innisfreema.com.

Yahoo!, its directors, executive officers and certain employees are deemed participants in the solicitation of proxies from shareholders in connection with Yahoo!’s 2012 annual meeting of shareholders. Information regarding Yahoo!’s directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, is set forth in the preliminary proxy statement Yahoo! filed with the SEC on April 27, 2012 and will be set forth in the definitive proxy statement for Yahoo!’s 2012 annual meeting of shareholders when it is filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.01	Settlement Agreement, dated May 13, 2012, among Yahoo! Inc., Third Point LLC and each of the other persons set forth on the signature pages thereto.

99.02	Separation Agreement, dated May 12, 2012, between Yahoo! Inc. and Scott Thompson.

99.03	Joint Press Release issued on May 13, 2012, by Yahoo! Inc. and Third Point LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Michael J. Callahan
Michael J. Callahan
Executive Vice President, General Counsel and Secretary

Date: May 14, 2012